UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2008

INOVA TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(STATE OF	(COMMISSION FILE	(IRS EMPLOYER
INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

233 Wilshire Boulevard, Suite 400, Santa Monica, California  90401

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800 757 9808

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2008, Inova appointed Bob Bates as Treasurer of Inova. Mr Bates is currently the Chief Financial Officer of Inova. Mr. Bates has served as President of HP Accounting Services, Inc. since 2000. He also served as Chief Financial Officer of Landspeed Records from 2000 to 2004. In 2005, he was appointed CFO of Acoustic Technology.

Mr. Bates is retained as an outside CFO for Inova and his compensation is paid on an hourly basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: May 15, 2008	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer